Exhibit 10.2
EXECUTION COPY
WAIVER AND AMENDMENT TO CREDIT AGREEMENT
          WAIVER AND AMENDMENT TO CREDIT AGREEMENT, dated as of October 23, 2007 (this “Amendment”), among ATARI, INC., a Delaware corporation, as borrower (the “Borrower”), the lenders party to the Credit Agreement referred to below (the “Lenders”), and BLUEBAY HIGH YIELD INVESTMENTS (LUXEMBOURG) S.A.R.L., as successor administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used and not otherwise defined herein shall have the meanings given them in the Credit Agreement referred to below.
W I T N E S S E T H:
          WHEREAS, the parties hereto are parties to that certain Credit Agreement, dated as of November 3, 2006 (as amended, supplemented or otherwise modified to, but not including, the date hereof, the “Credit Agreement”);
          WHEREAS, the Defaults and Events of Default specified on Schedule 1 hereto have occurred prior to and are continuing as of the date hereof (collectively, the “Existing Defaults”); and
          WHEREAS, the Borrower has requested that the Lenders waive the Existing Defaults and amend the Credit Agreement, and the Lenders have agreed to such waiver and amendments on the terms and conditions set forth herein.
          NOW, THEREFORE, it is agreed:
I. Waiver. Subject to the terms and conditions of this Amendment, and in reliance on the representations, warranties and covenants of the Borrower contained herein, from and after the Amendment Effective Date (as defined below), the Lenders waive all Existing Defaults. Nothing herein shall be deemed to constitute a waiver of compliance by the Borrower with its representations, warranties, covenants or obligations under, or compliance with any term, provision or condition of, the Credit Agreement (as amended hereby) or any other Loan Document from and after the Amendment Effective Date.
II. Amendments to the Credit Agreement. Subject to the terms and conditions of this Amendment, and in reliance on the representations, warranties and covenants of the Borrower contained herein, from and after the Amendment Effective Date, the Credit Agreement is amended as follows:
          1. Section 1.01 is amended as follows:
          (a) the definition of “Administrative Agent” is amended by deleting “Guggenheim Corporate Funding, LLC” and substituting therefor “BlueBay High Yield Investments (Luxembourg) S.A.R.L.”;
          (b) the definition of “Affiliate” is amended by inserting immediately before the period at the end thereof the following: “, provided that neither the

Administrative Agent nor any Lender shall be an ‘Affiliate’ as such term is used in this Agreement or in any other Loan Document”;
          (c) the definition of “Aggregate Revolving Commitment” is amended by amending and restating the second sentence thereof as follows: “The Aggregate Revolving Commitment is Ten Million Dollars ($10,000,000).”;
          (d) the definition of “Applicable Rate” is amended by amending and restating the chart set forth therein as follows:

Applicable Rate
Type of Obligation	Eurodollar Borrowing	ABR Borrowing

Revolving Loan	7.00%	6.00%;
          (e) the definition of “Maturity Date” is amended by deleting “November 3, 2009” and substituting therefor “December 31, 2009”;
          (f) the definition of “Obligations” is amended by amending and restating the parenthetical in the second sentence thereof as follows:
     “(in any case, including such amounts which accrue after the commencement by or against any Credit Party of any proceeding under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, notwithstanding the commencement of such proceeding, and the operation of Section 502(b)(2) of the United States Bankruptcy Code (11 U.S.C. §§ 101, et seq.))”; and
          (g) the following new defined terms are inserted in the appropriate alphabetical order:
     ‘“Amendment Effective Date’ means the date the conditions set forth in Part V of the Waiver and Amendment to Credit Agreement are satisfied or waived by the Lenders.
     ‘Budget’ shall mean the Borrower’s budget delivered to the Administrative Agent on the Amendment Effective Date pursuant to paragraph (b) of Part V of the Waiver and Amendment to Credit Agreement, as such Budget is amended, amended and restated, supplemented or otherwise modified from time to time with the Administrative Agent’s prior written consent, which shall not be unreasonably withheld or delayed.
     ‘Budget Period’ means each rolling four-week period covered by the Budget, commencing with the week of October 1, 2007.
     ‘Material Adverse Deviation’ means, as of the date of determination, an adverse deviation in excess of (i) 10%, in respect of the Budget line items for (x)

total receipts, (y) research and development, or (z) overhead plus distribution and freight, or (ii) $1,000,000, in respect of the Budget line item for cash flow.
     ‘Permitted Deviation’ means any deviation from any line item in the Budget that is not a Material Adverse Deviation.
     ‘Waiver and Amendment to Credit Agreement’ means the Waiver and Amendment to Credit Agreement, dated as of October 23, 2007, among the Borrower, the Administrative Agent and the Lenders party thereto.”.
          2. Section 2.01(a) is amended by (i) amending and restating the first sentence thereof as follows:
     “Subject to the terms and conditions hereof, each Lender agrees to make Revolving Loans to the Borrower from time to time during the Availability Period in an aggregate amount that would not result in the Revolving Credit Exposure of such Lender exceeding the Revolving Commitment of such Lender.”; and
     (ii) deleting the second sentence thereof.
          3. Section 2.01(b) is amended and restated as follows:
     “(b) [intentionally deleted].”.
          4. Section 2.02(b) is amended by amending and restating the first sentence thereof as follows:
     “Subject to Sections 2.07(e) and 2.14, each Borrowing shall be comprised entirely of Eurodollar Loans and maintained as such (notwithstanding anything to the contrary contained elsewhere in this Agreement or in any other Loan Document).”.
          5. Section 2.05 is amended and restated as follows:
     “SECTION 2.05. Letters of Credit. The Borrower shall not request the issuance of, and neither the Issuing Lender nor any other Lender shall have an obligation to issue, or purchase participations in, as the case may be, Letters of Credit, from and after the Amendment Effective Date.”.
          6. Section 2.08(b) is amended by amending and restating clause (iii) thereof as follows:
     “(iii) [intentionally deleted].”.
          7. Section 2.11 is amended by (i) deleting “the lesser of” and “or the Formula Amount” from paragraph (b), and (ii) deleting “clauses (a), (b) and (c) of Section 6.10” from paragraph (e) and substituting therefor “clauses (a), (b), (c) and (e) of Section 6.10”.

          8. Section 2.12(a) is amended by (i) deleting “0.75%” and substituting therefor “3.0%”, and (ii) inserting “Amendment” immediately before “Effective Date”.
          9. Section 2.13(c) is amended and restated as follows:
     “Notwithstanding the foregoing, upon the occurrence and during the continuance of any Event of Default, interest shall accrue at the rate per annum equal to two percent (2%) in excess of (i) in the case of the unpaid principal amount of any Loan, the rate otherwise applicable to such Loan as provided in the previous paragraphs of this Section, and (ii) in the case of any other amount, the rate applicable to ABR Loans as provided in paragraph (a) of this Section.”.
          10. Section 3.04(c) is amended by (i) deleting “March 31, 2006” in each place it appears and substituting therefor “the Amendment Effective Date”, (ii) deleting “and prior to the Effective Date”, and (iii) inserting “10-K,” immediately before “10-Q”.
          11. Section 3.16 is amended and restated as follows:
     “ SECTION 3.16. [Intentionally Deleted].”.
          12. Section 4.02 is amended by (i) adding the following new paragraph (d) thereto:
     “(d) The aggregate amount of cash and cash equivalents owned or held by the Borrower and its Subsidiaries (determined after giving pro forma effect to the making of each Revolving Loan and the application of proceeds therefrom and from any other cash on hand (to the extent such proceeds and/or other cash are actually utilized by the Borrower and/or its Subsidiaries on the date of the incurrence of such Revolving Loan for a permitted purpose under this Agreement other than an investment in cash equivalents or other Permitted Investments)) shall not exceed $5,000,000 (for purposes of cash denominated in a currency other than Dollars, taking the Dollar equivalent of such cash as determined on the date of the incurrence of the Revolving Loan), exclusive of proceeds of any license of intellectual property permitted by Section 6.10(e).”;
               (ii) deleting “paragraphs (a), (b) and (c)” from the last sentence thereof and substituting therefor “paragraphs (a), (b), (c) and (d)”; and
               (iii) inserting immediately before the period at the end of the last sentence thereof the following: “and a reaffirmation by the Borrower of the release set forth in Part VI of the Waiver and Amendment to Credit Agreement”.
          13. Section 5.01 is amended as follows:
               (i) paragraph (b) is amended by inserting the following immediately before the first comma:

          “(or, in the case of the fiscal quarter of the Borrower ended June 30, 2007, by November 30, 2007)”;
               (ii) paragraph (d) is amended by deleting “and” from the end thereof;
               (iii) the following new paragraph (e) is inserted immediately after paragraph (d):
     “(e) weekly, on or before the third Business Day of each week, in form and substance, and in line item detail, satisfactory to the Administrative Agent, a report specifying the variances, if any, between the results of operations for the immediately preceding Budget Period (including actual cash receipts and expenditures) and the projections for such Budget Period in the Budget, which shall be accompanied by a certificate of a Financial Officer of the Borrower certifying the Borrower’s compliance with the Budget (including the absence of any Material Adverse Deviation) and that the variance report fairly presents the results of operations of the Borrower and its Subsidiaries for the Budget Period covered thereby; and”; and
               (iv) paragraph (e) is re-lettered as paragraph (f).
          14. Section 5.02 is amended and restated as follows:
          “SECTION 5.02. [Intentionally Deleted].”.
          15. Section 5.09 is amended by inserting the following immediately before the period at the end of the first sentence thereof:
     “, provided that proceeds of Revolving Loans, and any of the Borrower’s cash on hand, may be used by the Borrower in any Budget Period only in the amounts and for the expenditures set forth in the Budget for such Budget Period, subject to any Permitted Deviation”.
          16. Section 5.12 is amended and restated as follows:
     “SECTION 5.12. Right of First Refusal.” The Borrower shall cause the right of first refusal granted by the Borrower to Infogrames Entertainment, S.A. on the terms set forth in Exhibit A to the Waiver and Amendment to Credit Agreement to remain in full force and effect through and including the 90th day after the effectiveness thereof.”.
          17. Section 5.13 is amended and restated as follows:
          “SECTION 5.13. [Intentionally Deleted].”.
          18. Section 6.01 is amended by amending and restating paragraphs (e), (f) and (h), respectively, as follows:

     “(e) [intentionally deleted];”;
     “(f) [intentionally deleted];”; and
     “(h) [intentionally deleted].”.
          19. Section 6.02 is amended by amending and restating paragraphs (c) and (d), respectively, as follows:
     “(c) [intentionally deleted]; and”; and
     “(d) Liens created by the Collateral Documents.”.
          20. Section 6.04 is amended by amending and restating paragraphs (e), (g) and (i), respectively, as follows:
     “(e) [intentionally deleted];”;
     “(g) [intentionally deleted];”; and
     “(i) [intentionally deleted].”.
          21. Section 6.07(e) is amended and restated as follows:
     “(e) [intentionally deleted].”.
          22. Section 6.10 is amended by (i) amending and restating paragraph (d) as follows:
     “(d) [intentionally deleted]; and”; and
     (ii) amending paragraph (e) by deleting “in the ordinary course of its business”, and inserting the following immediately before the semicolon at the end thereof:
     “, so long as the aggregate value of all such licensed intellectual property does not exceed $8,500,000 at any time, and that all such licenses are on terms and subject to documentation in form and substance reasonably satisfactory to the Administrative Agent”.
          23. Section 6.12 is amended and restated as follows:
     “SECTION 6.12. [Intentionally Deleted].”.
          24. Section 6.13 is amended and restated as follows:
     “SECTION 6.13. [Intentionally Deleted].”.
          25. Section 6.14 is amended by deleting “$750,000” and substituting therefor the following: “the amount set forth in the Budget”.

          26. Section 6.15 is amended and restated as follows:
     “ SECTION 6.15. [Intentionally Deleted].”.
          27. Article VII is amended by (i) deleting from paragraph (d) “or 5.11” and substituting therefor “, 5.11 or 5.12”, and (ii) inserting in paragraph (m) immediately before the semicolon at the end thereof the following:
     “, or a Material Adverse Deviation shall occur, or Curtis G. Solsvig resigns, is terminated or otherwise ceases to function as the Borrower’s Chief Restructuring Officer, and is not replaced within five Business Days by a Chief Restructuring Officer reasonably satisfactory to the Administrative Agent on employment terms reasonably satisfactory to the Administrative Agent, or either (x) all disputes between FUNimation Productions, Ltd. and the Borrower relating to those certain the Sublicense Agreements dated, respectively, October 27, 1999 and December 31, 2004, in each case between FUNimation Productions, Ltd. and the Borrower, have not been resolved on terms satisfactory to the Administrative Agent on or before November 5, 2007, or alternatively, (y) by such date, that certain letter dated October 18, 2007 to the Borrower by counsel to FUNimation Productions, Ltd., terminating such sublicense agreements, shall not have been rescinded, in writing (in form and substance reasonably acceptable to the Administrative Agent)”.
          28. Section 9.01 is amended (i) by amending and restating clause (i) as follows:
     “(i) if to the Borrower, to it at 417 Fifth Avenue, New York, New York 10016, Attention: Arturo Rodriguez, (Facsimile No.: 212-726-6590, email address: arturo.rodriguez@atari.com), with a copy to Milbank, Tweed, Hadley & McCloy, One Chase Manhattan Plaza, New York, New York 10005, Attention Thomas C. Janson (Facsimile No.: (212) 822-5899, email: tjanson@milbank.com); and”; and
     (ii) by amending and restating clauses (ii), (iii) and (iv) as follows:
     “(ii) if to the Administrative Agent or any Lender, then to BlueBay High Yield Investments (Luxembourg) S.A.R.L. c/o BlueBay Asset Management, Times Place, 45 Pall Mall, London SW1Y 5JG, Attention Gina Germano (Facsimile +44(0)20 7930 7404, email: ggermano@bluebayinvest.com), with a copy to White & Case LLP, 1155 Avenue of the Americas, New York New York, 10036, Attention Sandy Qusba (Facsimile No.: 212-354-8113, email: squsba@whitecase.com.)”.

          III. Acknowledgments and Agreements.
          1. The Borrower acknowledges and agrees that each of the Loan Documents to which it is a party (i) constitutes its legal, valid and binding obligation, and is enforceable against it in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principals (regardless of whether enforcement is sought in equity or at law), and (ii) is hereby reaffirmed and ratified, including without limitation, each of the waiver of claims and defenses granted by the Borrower under the Loan Documents. Without limiting the generality of the foregoing, the Borrower unconditionally and irrevocably waives any claim or defense in respect of the Obligations, including, without limitation, any claim or defense based on any right of setoff or counterclaim.
          2. As of the date hereof, the Borrower acknowledges and agrees that it is indebted to the Lenders in the aggregate principal amount of $3,000,000, which is the outstanding principal amount of the Revolving Loans (there are no outstanding Term Loans or LC Exposure as of the date hereof), plus accrued and unpaid and accruing interest and fees. Nothing contained herein shall alter, amend, modify or extinguish the obligation of the Borrower to repay the Obligations, and neither this Amendment nor any of the other documents, agreements or instruments executed or delivered in connection herewith or related hereto constitutes a novation or, except as expressly provided herein, modification of any of the Loan Documents.
          3. The Borrower acknowledges and agrees that all of its assets pledged, assigned, conveyed, mortgaged, hypothecated or transferred to the Administrative Agent for the benefit of the Lenders pursuant to the Collateral Documents including, without limitation, the Collateral, are (and shall continue to be) subject to the fully perfected liens and security interests of the Administrative Agent for the benefit of the Lenders (subject only to Permitted Encumbrances), as collateral security for all of the Obligations. Without limiting the other provisions of the Loan Documents, the Borrower will, and will cause its Subsidiaries to, promptly take all actions and execute or deliver all documents, agreements and instruments, including any Uniform Commercial Code financing statement amendments, U.S. Patent and Trademark filings and/or amendments to or new control agreements in respect of any of the Borrower’s Deposit Accounts (defined below), required by the Administrative Agent to implement the transactions contemplated by the Amendment and the documents, agreements and/or instruments executed or delivered in connection herewith. The Borrower hereby respectively reaffirms and ratifies its prior conveyance to the Administrative Agent for the benefit of the Lenders of a continuing security interest in and lien on the Collateral described in the instrument conveying such security interest.
          4. The Borrower acknowledges and agrees that immediately prior to giving effect hereto, no Lender has any commitment or obligation to make any Revolving Loans or any Term Loans, or to issue Letters of Credit, or to purchase participations in Letters of Credit or to make any other financial accommodations to the Borrower or any of its Subsidiaries. For the avoidance of doubt, no Lender shall have any commitment or be obligated to make Term Loans or purchase participations in Letters of Credit after the Amendment Effective Date.

          5. The Borrower shall deliver to the Administrative Agent promptly after the date hereof and in any event on or prior to the fourteenth (14th) day after the date hereof, in form and substance reasonably satisfactory to the Administrative Agent, a completed perfection certificate which shall be certified by a Financial Officer of the Borrower certifying that such completed perfection certificate is true, accurate and complete to the best of his or her knowledge and that the Borrower has granted to the Administrative Agent valid, enforceable and perfected first priority security interests in now or hereafter acquired Collateral and all proceeds thereof.
          6. The Borrower shall not and shall not permit its Subsidiaries to open any Deposit Account or securities account other than as described on Schedule 2 annexed hereto without the prior consent of the Administrative Agent.
          7. The Borrower shall pay to the Administrative Agent, for the ratable benefit of the Lenders, a fee of $300,000, which shall be fully earned on the Amendment Effective Date and which shall be payable on the earliest to occur of (i) March 31, 2008, (ii) the payment in full of all Obligations and the termination of the Commitments, and (iii) the acceleration of the Obligations, including any automatic acceleration resulting from the occurrence of an Event of Default described in paragraphs (h) or (i) of Article VII of the Credit Agreement.
     IV. Representations and Warranties. In order to induce the Lenders to enter into this Amendment, the Borrower hereby represents and warrants as follows:
          1. After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing, and all of the representations and warranties contained in the Credit Agreement and in the other Loan Documents are true and correct in all material respects on and as of the Amendment Effective Date, it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be true and correct in all material respects only as of such specified date.
          2. It has the power, and has been duly authorized by all requisite action, to execute and deliver this Amendment and the other documents, agreements and instruments executed or delivered in connection herewith to which it is a party, and to perform its obligations hereunder and thereunder. This Amendment and the other documents, agreements and instruments executed and delivered in connection herewith have been duly executed and delivered by it. This Amendment and the other documents, agreements and instruments executed and delivered in connection herewith are its legal, valid and binding obligations, enforceable against it in accordance with their respective terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally (regardless of whether enforcement is sought at equity or at law).
          3. Neither the execution, delivery or performance by the Borrower of this Amendment or of the other documents, agreements or instruments executed and delivered in connection herewith to which it is a party, nor compliance by it with the terms and provisions hereof or thereof, will (i) contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, except for immaterial such contraventions arising as a result of the execution, delivery or performance of this Amendment or the other documents, agreements or instruments executed and delivered in connection herewith, (ii) conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Loan Documents) upon any of the property or assets of the Borrower or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, deed to secure debt, credit agreement or loan agreement, or any other material agreement, contract or instrument, in each case to which the Borrower or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject, or (iii) violate any provision of the certificate or articles of incorporation, certificate of formation, limited liability company agreement or by-laws (or equivalent organizational documents), as applicable, of the Borrower or any of its Subsidiaries.
          4. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except for (x) those that have otherwise been obtained or made on or prior to the Amendment Effective Date and which remain in full force and effect on the Amendment Effective Date, (y) those filings which are necessary to perfect the security interests created under the Collateral Documents, and (z) those disclosure filings to be made with the Securities and Exchange Commission or any successor thereto (the “SEC”), provided that such filings are made within the required time periods (as specified by applicable laws)), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to be obtained or made by, or on behalf of, the Borrower to authorize, or is required to be obtained or made by, or on behalf of, the Borrower in connection with, (i) the execution, delivery and performance of this Amendment or any document, agreement or instrument executed or delivered in connection herewith to which it is a party, or (ii) the legality, validity, binding effect or enforceability of this Amendment or any document, agreement or instrument executed or delivered in connection herewith to which it is a party.
          5. There are no pending or, to the best knowledge of the Borrower after due inquiry, threatened, actions suits or proceedings (i) with respect to this Amendment or any document, agreement or instrument executed or delivered in connection herewith, or (ii) other than those previously disclosed to the Administrative Agent in writing, that would reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.
          6. Schedule 2 annexed hereto sets forth a true, accurate and complete list of each Deposit Account or securities account maintained by the Borrower or in which the Borrower has an interest and the balance maintained in each such account as of the date hereof and the name of each such depository institution. Except as set forth on Schedule 2, each of the accounts identified thereon is subject to a control agreement granting the Administrative Agent a valid, enforceable and duly perfected security interest in such accounts. For purposes hereof, “Deposit Accounts” shall have the meaning set forth in Article 9 of the New York Uniform Commercial Code as in effect on the date hereof and as hereafter modified and shall include, without limitation, all demand, time, savings, passbook or like accounts with a bank, savings and loan association, credit union or like organization.
          7. The Borrower has no Domestic Subsidiaries.

V. Conditions to Effectiveness. This Amendment shall become effective on the date (the “Amendment Effective Date”) when (i) the Borrower and the Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Administrative Agent; and (ii) the Administrative Agent shall have received the following:
          (a) from the Borrower, in immediately available funds, the unpaid fees and expenses of White & Case LLP incurred in connection with this Amendment;
          (b) a budget of the Borrower’s projected cash receipts and disbursements for the period of thirteen continuous weeks commencing with the week immediately following the Amendment Effective Date, which shall be in form and substance, and in line item detail, satisfactory to the Administrative Agent;
          (c) updated Credit Agreement Schedules 3.03, 3.05, 3.06, 3.17, 6.01, 6.02, 6.07 and 6.08, and updated Pledge and Security Agreement Exhibits A, B, C, and E, which shall all be certified by a Financial Officer of the Borrower as accurate and complete;
          (d) a fully executed copy (by Guggenheim Corporate Funding, LLC, and the Borrower) of the Agency Resignation and Appointment Agreement, in form and substance satisfactory to the parties thereto (and each Lender hereby consents to the execution and delivery of such agreement by the parties thereto, and to the terms thereof, including the transfer to BlueBay High Yield Investments (Luxembourg) S.A.R.L. of the administrative agency thereunder, and the obligation of the Borrower to execute and/or deliver all documents, agreements and instruments, and to take all further action, required by BlueBay High Yield Investments (Luxembourg) S.A.R.L to fully implement such transfer);
          (e) copies, certified by the secretary or assistant secretary of the Borrower, of (i) its certificate of incorporation and by-laws, or similar organizational documents, and (ii) the resolutions of its board of directors or similar governing body, approving this Amendment and, as the case may be, the documents, agreements and instruments executed or delivered in connection herewith to which it is a party, and the transactions contemplated hereby and thereby;
          (f) a certificate of the Borrower’s secretary or assistant secretary certifying the names and the signatures of its officers who are authorized to execute this Amendment and, as the case may be, the other documents, agreements and instruments executed or delivered in connection herewith to which it is a party;
          (g) a good standing certificate (including, as applicable, as to the payment of franchise taxes), for the Borrower, from the secretary of state of the state of its organization, and of each other state where it conducts business as a foreign limited liability company;

          (h) an opinion of counsel to the Borrower addressed to each of the Administrative Agent and Lenders, dated as of the Amendment Effective Date, in form and substance satisfactory to the Administrative Agent;
          (i) an Assignment and Assumption Agreement, effective as of the Amendment Effective Date, in form and substance satisfactory to the parties thereto;
          (j) an agreement pursuant to which the Borrower grants Infogrames Entertainment, S.A. a right of first refusal with respect to the video game title “Test Drive Unlimited” in accordance with the terms set forth in Exhibit A hereto; and
          (k) such other documents, instruments, and agreements reasonably requested by the Administrative Agent.
VI. RELEASE. IN CONSIDERATION OF THE ADMINISTRATIVE AGENT’S AND EACH LENDER’S EXECUTION OF THIS AMENDMENT, AND OF EACH BORROWING FROM TIME TO TIME AFTER THE AMENDMENT EFFECTIVE DATE, THE BORROWER UNCONDITIONALLY AND IRREVOCABLY ACQUITS AND FULLY FOREVER RELEASES AND DISCHARGES THE ADMINISTRATIVE AGENT AND EACH LENDER, AND THEIR MANAGEMENT COMPANY AND ALL AFFILIATED FUNDS UNDER THE MANAGEMENT OF SUCH MANAGEMENT COMPANY, AND EACH OF THEIR RESPECTIVE PARTNERS, SUBSIDIARIES, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS, FINANCIAL ADVISORS, PRINCIPALS, DIRECTORS AND SHAREHOLDERS OF SUCH PERSONS, AND THEIR RESPECTIVE HEIRS, LEGAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS (COLLECTIVELY, THE “RELEASEES”), FROM ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION, OBLIGATIONS, REMEDIES, SUITS, DAMAGES AND LIABILITIES OF ANY NATURE WHATSOEVER, WHETHER OR NOT NOW KNOWN, SUSPECTED OR CLAIMED, WHETHER ARISING UNDER COMMON LAW, IN EQUITY OR UNDER STATUTE, WHICH THE BORROWER EVER HAD OR NOW HAS AGAINST ANY OF THE RELEASEES AND WHICH MAY HAVE ARISEN AT ANY TIME PRIOR TO THE DATE HEREOF (AND PRIOR TO THE DATE OF EACH SUBSEQUENT BORROWING) AND WHICH WERE IN ANY MANNER RELATED TO THIS AMENDMENT, THE CREDIT AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY RELATED DOCUMENTS, INSTRUMENTS OR AGREEMENTS, OR THE ENFORCEMENT OR ATTEMPTED OR THREATENED ENFORCEMENTS BY ANY OF THE RELEASEES OF ANY OF THEIR RESPECTIVE RIGHTS, REMEDIES OR RECOURSE RELATED THERETO.
     VII. Miscellaneous.
          1. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

          2. This Amendment is limited as specified and, except as expressly set forth herein, shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any Loan Document.
          3. THIS AMENDMENT, AND THE DOCUMENTS, AGREEMENTS AND INSTRUMENTS EXECUTED OR DELIVERED IN CONNECTION HEREWITH, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS PRINCIPLES THEREOF. Each of the parties hereto agrees that the provisions of Section 9.09 of the Credit Agreement shall apply to any action with respect to this Amendment, and the documents, agreements and the instruments, executed or delivered in connection herewith.
          4. All notices and other communications provided for hereunder shall be made or given to the parties hereto in the manner and at the address and telecopier numbers specified in Section 9.01 of the Credit Agreement and shall be deemed made or given, and effective, as set forth in such section.
          5. From and after the Amendment Effective Date, all references in the Credit Agreement and each of the other Loan Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby. This Amendment shall constitute a Loan Document for all purposes under the Credit Agreement and the other Loan Documents.
* * *

     IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

ATARI, INC., as Borrower

By:	/s/ Curtis G. Solsvig III

Name: Curtis G. Solsvig III
Title: Chief Restructuring Officer

By:

Name:
Title:

BLUEBAY HIGH YIELD INVESTMENTS (LUXEMBOURG) S.A.R.L., as administrative agent and lender

By: BlueBay Asset Management PLC, acting as agent for BlueBay High Yield Investments (Luxembourg) S.a.r.l.

By:	/s/ Gina J. Germano

Name: Gina J. Germano
Title: Portfolio Manager